ANALYST PRESENTATION February 7, 2017 Paul B. Murphy, Jr. Chairman and CEO July 2017 Exhibit 99.1

Disclaimers This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to implement our business plan; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; the composition of our loan portfolio, including the identify of our borrowers and the concentration of loans in energy-related industries and in our specialized industries; the portion of our loan portfolio that is comprised of participations and shared national credits; and the amount of nonperforming and classified assets we hold. Cadence can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and Cadence does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. Certain of the financial measures and ratios we present are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. More information regarding non-GAAP financial measures, including a reconciliation of non-GAAP financial measures to the comparable GAAP financial measures, is included in our earnings release and in the appendix to this presentation.

Historical Financial Performance 44% 62% 74% 17% 26% 74% 80% 84% 20% 16% 92% 8% 96% 4% (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix

Financial Highlights $ in thousands, except per share and unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 6/30/17 vs. 6/30/16. QoQ represents 6/30/17 vs. 3/31/17. (2) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix (3) Annualized for the three month periods

Respected Veteran Management Team and Board of Directors Attractive Run-Rate Core Profitability and Return Profile Middle Market C&I focus, Texas franchise and Specialized Industries Drive Growth Proven Business Model Focused on Client Relationships, High Touch, and Personal Service Mid-Sized Bank with Large Bank Skill Set and Talent Well Positioned in Attractive Markets in Texas and the Southeast Key Investment Highlights Disciplined Underwriting and Well Established Risk Management Framework

Executive Management Team – Proven & Experienced

Management				
Name	**Title**	**Age**	**Years of Experience**	**Previous Experience**
 Paul B. Murphy, Jr.	Chairman and Chief Executive Officer	57	37	▪ Co-Founder and former CEO of Amegy bank – Grew Amegy Bank from 1 location / $50mm in assets in 1990 to 85 locations / $11bn in assets by 2010 – Generated a 36x return and 16 year IRR of 25%+ for initial investors when sold to Zions in 2005 ▪ Spent 9 years at Allied Bank of Texas/First Interstate
 Samuel M. Tortorici	President	52	31	▪ CEO of Regions Bank C&I business – Oversaw ~$40bn of loan commitments and deposits generating over $1bn in revenue – Led 500 bankers across 16 states ▪ CFO of AmSouth
 Valerie C. Toalson	Executive Vice President, Chief Financial Officer	52	31	▪ CFO of BankAtlantic Bancorp (7 years) ▪ 13 years at Bank of Oklahoma in various senior roles including Controller, Credit Services and Chief Auditor ▪ Financial Services Audit Manager at Price Waterhouse
 Hank Holmes	Executive Vice President, Business Services	46	24	▪ President of Cadence Bank ▪ Former Director of Special Assets, Private Banking and Commercial Real Estate divisions at Amegy Bank of Texas ▪ Spent 18 years at Amegy; 10 years on Executive Management Team
 Randy Schultz	Executive Vice President, Specialized Industries	58	35	▪ Founder and managing director of Regions Bank's Restaurant Banking Group (RRB) ▪ Managing Director of Bank of America's Restaurant and Beverage Finance Group (RBFG) – Grew portfolio from $300mm in assets to over $7bn

6

Cadence Bank, N.A. Member FDIC

Veteran Board of Directors – Active & Engaged Board of Directors Name Title Age Experience Paul B. Murphy, Jr. Chairman / CEO 57 CEO of Cadence Bancorporation Co-Founder and former CEO of Amegy bank William B. Harrison, Jr. Director 73 Former Chairman/CEO J.P. Morgan Chase, Chase Manhattan, Chemical Bank Member of the J.P. Morgan International Council, Advisory Board member of the Aurora Capital Group, the Advisory Board of Chilton Investment Company, and the Advisory Board of Spencer Stuart Robert K. Steel Director 65 CEO Perella Weinberg Former NYC Deputy Mayor, CEO of Wachovia, US Treasury Under Secretary, Goldman Sachs Vice-Chairman and Head of Equities in Europe Scott M. Stuart Director 57 Co-founder and managing partner of Sageview Capital Former Partner and part of investment committee at KKR Former investment banker in the M&A group at Lehman Brothers J. Richard Fredericks Director 71 Founding Partner and Managing Director at Main Management Previous U.S. Ambassador to Switzerland and Liechtenstein Montgomery Securities, Shuman, Agnew & Company, Dean Witter 17 time All American bank analyst at Montgomery Securities Marc J. Shapiro Senior Advisory Director 69 Former non-executive Chairman and former Vice Chairman for Finance and Risk Management of J.P. Morgan Chase Former CEO Texas Commerce Bank Stanley D. Levy Advisory Director 53 COO of the Morgan Group Former Managing Director in J.P. Morgan Chase’s Real Estate and Lodging Investment Banking Group

A Franchise Evolved

FORMATION

2009
Community Bancorp, LLC
(n/k/a Cadence Bancorp, LLC)
- Board of Directors and management team formed
- Intent to buy/recap distressed banks in need of capital and management

October 2010
Fund Closing
- $1bn committed capital raise
- Patient, long-term investors consisting largely of university endowments and pension funds

March 2011
CADENCE
Cadence Bank, N.A.
- Starkville, MS-based
- $1.5bn in assets
- 38 branches
- 126-yr history

April 2011
SUPERIOR BANK
Superior Bank, N.A.
- Birmingham, AL-based
- $2.6bn in assets
- 73 branches
- 54-yr history
- FDIC Loss Share Agreement

July 2012
ENCOREBANK
Encore Bank, N.A.
- Houston, TX-based
- $1.6bn in assets
- 12 branches
- Linscomb & Williams
- Encore Trust
- Town & Country Insurance

Balance Sheet Initiatives

Loan Sales
- $36mm in 2014
- $133mm in 2015
- $336mm in 2016

Branch / Deposit Sales
- 2 branches, $31mm in 2014
- 7 branches, $258mm in 2015

May 2014
- Investment Grade Rating
- Kroll Bond Rating Agency

June 2014
- $245mm debt issuance

March 2015
- $50mm debt issuance

January 2016
- Terminated Superior Bank loss share agreement

April 2017
- $172.5mm Initial Public Offering

2009	2010	2011	2012	2013	2014	2015	2016	2017
Capital Raise		M&A / Recruit Talent		Growth & Operating Leverage				



Cadence Branch
LPO / Trust Office

CADENCE BANK

September 2011
- Added a 16 person C&I team in Houston

December 2011
- Added a 6 person Specialized Industries lending team including Healthcare and Restaurant

August 2012
Tampa
- Commercial Banking
- Business Banking
- Treasury Management

($ in millions)	2012	2013	2014	2015	2016	CAGR
Assets	$5,728	$6,453	$7,945	$8,812	$9,531	13.6 %
Loans	$3,992	$4,859	$6,193	$6,917	$7,433	16.8 %
Acquired	$2,243	$1,466	$1,073	$730	$554	(29.5)%
Originated	$1,749	$3,394	$5,120	$6,186	$6,879	40.8 %
Deposits	$4,625	$5,347	$6,580	$6,987	$8,017	14.7 %
Branches	117	99	81	66	66	(13.3)%
FTEs	1,547	1,373	1,344	1,218	1,193	(6.3)%

8
Cadence Bank, N.A. Member FDIC

Straightforward Business Model Markets People Mission, Values and Vision Our Vision … To be one of the top performing banks in the nation. Our Core Values … Do Right: Do right by others. Your customers, your colleagues and yourself. Own It: Own your actions. Be as accountable for what works as what doesn't. Doers are those who try new approaches. And every step forward eventually becomes the path for others to follow. Embrace We: Nothing is more powerful than what comes from bringing together a diverse group of passionate professionals committed to their colleagues, customers and community. Fresh Thinking Welcome Here: Achieving our vision depends on each of us challenging convention to find new and better ways to do the things that will separate us from our competition and best serve our clients. We must be willing to lead in order to create meaningful solutions for our clients. The Cadence Difference To deliver a better banking experience for every client. Our Mission … We will design for them. Respond to them. And learn from them. We will ignite our talented team to relentlessly pursue the most innovative products and best services and practices in all we do. We will utilize technology to deliver timely and superior solutions for our customers. We will be a bank our customers will be proud of. We will be the bank to get it right. It Matters Who You Choose to be Your Banker

Commentary $ in billions Markets with large, growing populations Texas is the 2nd largest economy among U.S. states and 10th largest global economy Texas has an attractive infrastructure supported by job growth, active business climate, strong trade and foreign investment Birmingham, Tampa and Huntsville are established and stable Southeast markets Southeast markets provide steady growth and high quality funding to complement our Texas franchise Source: U.S. Census data from Nielsen, Bureau of Labor Statistics and SNL Financial; market data as of June 30, 2016 Note: Cadence aggregate demographic data shown based on a deposit weighted average of all MSAs where Cadence has a branch location. 1 Projection period is January 2017 to January 2022 (compound annual growth rate). 2 Year over year GDP growth is as of September 27, 2016. Year Over Year GDP Growth² Attractive Markets – Diverse and Complementary Review of Largest MSAs MSA Deposits # of Branches Mkt. Share Population (mm) Dep. CAGR Since 2012 Deposits in Market Houston $ 2.5 11 1.2% 6.9 82.0% $ 208.4 Birmingham 2.2 10 5.5 1.2 43.8 39.9 Tampa 0.8 8 1.3 3.1 29.3 61.4 Sarasota 0.3 3 1.5 0.8 4.9 19.3 Huntsville 0.3 4 3.6 0.5 3.1 7.5 Other Markets 1.6 30 – – 0.7 91.3 Total $ 7.7 66 – – 25.6% $ 427.8 Projected Population Growth¹

Houston's Attractive Growth Outlook

$ in millions

Diversified Economy

- 5th largest MSA by population in the U.S. with 6.9mm residents
- Fastest growing metropolitan area, by population, among the top 25 largest metropolitan areas in the U.S.
- One of the youngest populations among large MSAs
- If Houston was a country, it would be the 25th largest country in the world (>$500bn of GDP)
- Houston has more jobs than 35 states in the U.S.
- 3rd lowest cost of living amongst top 20 MSAs
- 3rd most Fortune 500 headquarters with 24; 2nd most Fortune 1,000 headquarters with 49
- Largest port system in the U.S., large and growing medical center, technology hub, energy epicenter and petrochemical production

Houston Population Growth (000s)



U.S. '12-'16: 0.8%
TX '12-'16: 1.7%
CAGR: 2.5 %
6,224
6,353
6,468
6,677
6,866
2012
2013
2014
2015
2016

Growing Non-Energy Jobs (000s)

~3-Year Non-Energy CAGR: 3.7%

~3-Year Mining & Logging + 50% of Manufacturing CAGR: (3.8)%



CAGR: 3.1%
2,764
2,993
3,021
3,032
227
245
214
203
2,537
2,748
2,808
2,829
(12.7)%
(5.2)%
2.2 %
0.8 %
2013
2014
2015
2016
Other
3-Year Mining & Logging + 50% of Manufacturing CAGR

Houston Total Job Growth



U.S. '12-'16: 1.9%
Houston '12-'16: 2.1%
Millions of Jobs
3.0
2.0
1.0
2.1mm jobs added over last 40 years (52K per Year)
1976
1981
1986
1991
1996
2001
2006
2011
2016

The Houston Market Provides Size, Scale and Diversity

Source: U.S. Department of Labor, U.S. Census data from Nielsen, BEA, Greater Houston Partnership, U.S. Department of Commerce and Forbes.
Note: Historical U.S. and Texas growth rates shown as CAGRs.

Cadence Bank, N.A. Member FDIC

11

Proven Business Model & Long-Term Client Relationships Banking Financial Services Note: Figures do not equal 100% due to rounding. 1 Excludes corporate overhead segment. Segment Revenue Contribution¹ Banking Business Line Revenue Contribution Product Offering Commercial Banking Corporate and middle market commercial and industrial Specialized industries (restaurant, healthcare, technology) Energy Community and business banking Commercial real estate Retail Banking Business banking (serves 16,000 businesses) Mortgage and other consumer (serves 65,000 households) Private Banking Investment Management Focus on the affluent and high net worth segments Linscomb & Williams – 45 year history Approximately $3.1bn of assets under management Trust Services Personal and institutional trust services Approximately $2.4bn of assets under administration Insurance Services Business and personal insurance products Full range of insurance products (P&C, life, disability, etc.) Focused on delivering high-touch, personalized service across our franchise; 130 relationship managers with an average of 20 years of experience 2Q17 Banking Segment Revenue : $ 98.5mm 2Q17 Total Revenue1 : $ 109.6mm

Highlights Consistent Loan Growth $ in millions, unless otherwise indicated Loan Growth Loans grew $555 million or 8% to $7.7 billion from the year ago period. Cadence continues to be commercial-focused, reflecting 76% of total loans. Strong originations and pipelines driving loan production over $550 million during the quarter. However, payoffs and paydowns partially offset net loan growth, which increased $155 million or 2% during 2Q17. (1) Period End Financials. (2) Figures do not equal 100% due to rounding. (3) Favorable (Unfavorable) comparison versus prior period. YoY represents 6/30/17 vs. 6/30/16. QoQ represents 6/30/17 vs. 3/31/17. 2Q17 Loan Breakdown and Historical Comparison

Stable Credit Quality $ in millions, unless otherwise indicated Nonperforming Assets(1) Highlights Energy Loans Total nonperforming assets decreased by $30 million to $141 million at June 30, 2017 or -18% during 2Q17. Decline in NPAs due to resolutions, paydowns and improvement in energy credits. 89% of all NPLs are energy, of which over 90% are performing in accordance with contractual terms Energy loans have decreased $184 million or -17% from the prior year period to $902 million, with almost 55% of the total consisting of Midstream While overall energy industry trends are generally stable to improving, risk in the portfolio remains elevated, particularly with respect to E&P Originated portfolio past dues of 22 basis points Net charge-offs of $1.8 million in 2Q17 or 9 bp of average loans The allowance for credit losses was $93.2 million or 1.2% of total loans at 2Q17, and the reserves for the energy portfolio was 3.15% (1) NPA% represents total nonperforming assets (NPAs) to total loans and OREO and other NPAs Energy Loans / Total Loans 15.2% 13.7% 12.6% 11.9% 11.7%

Highlights Meaningful Core Deposit(2) Growth $ in millions, unless otherwise indicated Deposit Growth 2Q17 Deposit Breakdown and Comparison Core Deposits(2) grew $410 million or 6% from 1Q17 and $813 million or 13% from 2Q16 Growth led by momentum in commercial treasury management & bank-wide deposit generation focus Due to strong growth in Core Deposits, management decreased Brokered Deposits $322 million or -30% from 1Q17 & $556 million or -43% from 2Q16; Brokered deposits are at 9% of total deposits (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 6/30/17 vs. 6/30/16. QoQ represents 6/30/17 vs. 3/31/17. (2) Core deposits are defined as total deposits excluding brokered deposits Deposit Composition (6/30/17) 2Q17 Cost of Deposits: 0.59%

Rising Net Interest Margin $ in millions, unless otherwise indicated Highlights Net interest margin (tax equivalent) improved 25bp linked quarter to 3.71% Core deposit costs(1) were 53 bp for 2Q17, an increase of only 9 bp during the quarter, while earning asset yields were 4.45% in 2Q17, an increase of 32 bp during the quarter Loan yields increased to 4.74% for 2Q17 versus 4.34% for 1Q17. Excluding acquired-impaired loans, loan yields were 4.36% compared to 4.14% for the same respective periods, demonstrating the interest-sensitivity inherent in the loan portfolio. 71% of the loan portfolio is floating rate, with 86% driven by 30/60/90 day LIBOR Inherent asset sensitivity partially offset by interest rate swaps, of which approximately $300 million mature at the end of each of 2017, 2018 and 2019 As of 6/30/17, deposit betas were approximately 21%, as compared to the two-year forecast beta of 59% and long-term modeling rate ~70% NIM, Yields & Costs Est. Sensitivity (Net Interest Income % change) (1) Core deposit costs are defined as total deposit costs excluding costs of brokered deposits

Highlights Attractive Noninterest Income Platform Noninterest Income Composition(2) Noninterest Income Growth $ in millions, unless otherwise indicated 2Q17 Noninterest Income: $ 23mm Adjusted noninterest income(1) of $23 million was up 11% vs. 2Q16 due to broad-based growth, & down 3% from 1Q17 due to seasonally higher trust and insurance revenues and higher BOLI earnings in the first quarter Mortgage banking revenues were up 10% from 2Q16 and 40% from 1Q17 due primarily to increase in volume of loans sold during the quarter Positive capital markets and new customer acquisition supported Assets Under Management growth of 3.5% from 1Q17 to $5.6 billion Assets Under Management (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix (2) Figures do not equal 100% due to rounding. Noninterest Income / Total Revenue 25.0% 24.4% 23.6% 24.4% 21.8%

Highlights Ongoing Expense Management & Net Earnings Growth Improved Efficiency Ratio(1) Pre-tax, Pre-Provision Net Earnings(1) $ in millions, unless otherwise indicated 2Q17 expenses reflect continued expense discipline, partially offset by annual merit increases and a $1 million “true up” cost to the long-term incentive plan that are based on the value of our common stock which became public on April 13, 2017 Efficiency ratio improvements reflect strong growth in organic revenue combined with realization of inherent capacity within the organization Pre-tax Pre-Provision Net Earnings trend is impressive, up 35% from 2Q16 and up 11% from 1Q17 Noninterest Expense (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix

Capital and Market Performance $ in millions, unless otherwise indicated Capital Ratios Cadence Bancorporation successfully launched and completed its IPO during 2Q17, raising net proceeds of $155.7 million and boosting capital ratios Cadence Bancorporation common stock was listed and first trade on the NYSE on 4/13/17 Cadence Bancorporation Tier 1 leverage increased to 11.00% from 9.10% in 1Q17 and Total risk-based capital rose to 13.41% from 11.43% in 1Q17 On 6/26/17, Cadence Bancorporation was added to the Russell 2000® Index and Russell 3000® Index as part of the Russell indices annual reconstitution Cadence Bancorporation contributed $50 million in capital to Cadence Bank during the quarter, boosting capital ratios and favorably impacting FDIC assessment costs CADE Stock Performance

Our Strategy Going Forward Organic Loan Growth Grow existing customer relationships and leverage proven team / capabilities to drive market share gains Continue the strong momentum in our specialized lending businesses and add new industry verticals Attract and develop early career talent to drive incremental relationship and loan growth Grow Deposit Franchise Grow retail deposits through optimized and focused branch footprint Increase adoption of digital and mobile offering Leverage strong commercial relationships to grow treasury and cash management Operating Leverage Continued expense discipline and focus on operating efficiency Selectively invest in infrastructure and hire key people in anticipation of future growth Leverage sophisticated technology comparable to that offered by much larger banks Fee Business Opportunity Use strong commercial relationships to grow AUM/A in investment management and trust Continue to build treasury and cash management business Focus on products and services that complement our core banking business Selective M&A Focus is on organic growth, but may consider strategic, financially compelling, in-market opportunities May consider opportunities that provide strong deposit funding, access to new markets or customers, add new product capabilities and / or bolster our existing fee offering Over 180 in-market bank opportunities with $500mm - $3.0bn of assets¹ ¹ Source: SNL Financial and regulatory filings.

Operating Leverage and Attractive Returns The Cadence Value Proposition Attractive Markets 1 Scalable Infrastructure 2 Quality Loan Growth 3 Proven Expense Discipline 4 Motivated and Focused Leadership 5

Appendix

Summary Balance Sheet – Period End $ in millions Note: Figures may not total due to rounding.     2Q16 3Q16 4Q16 1Q17 2Q17 Assets Cash and Due from Banks $ 57.4 $ 42.2 $ 48.0 $ 56.4 $ 62.3 Fed Funds & Short Term Inv 326.9 385.7 200.9 259.8 226.6 Total Securities 1,022.5 1,073.3 1,181.3 1,174.1 1,129.9 Loans   7,162.0 7,207.3 7,432.7 7,561.5 7,716.6 Loans Held For Sale 14.3 19.4 17.8 43.4 49.8 Allowance for Credit Losses (87.1) (91.2) (82.3) (88.3) (93.2) Intangibles   335.9 334.2 332.7 331.5 330.3 Other Assets 389.9 473.1 399.7 382.7 389.3 Total Assets $ 9,221.8 $ 9,444.0 $ 9,530.9 $ 9,720.9 $ 9,811.6 Liabilities Total Deposits $ 7,672.7 $ 7,917.3 $ 8,016.7 $ 7,841.7 $ 7,930.4 Total Borrowings 334.2 332.8 331.7 682.6 499.3 Other Liabilities 98.9 82.2 101.9 90.7 77.9 Total Liabilities $ 8,105.7 $ 8,332.2 $ 8,450.4 $ 8,615.0 $ 8,507.5 Total Shareholders' Equity $ 1,116.1 $ 1,111.8 $ 1,080.5 $ 1,106.0 $ 1,304.1 Liabilities and Shareholders' Equity $ 9,221.8 $ 9,444.0 $ 9,530.9 $ 9,720.9 $ 9,811.6

Summary Income Statement - Quarterly $ in millions (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix Note: Figures may not total due to rounding.     2Q16 3Q16 4Q16 1Q17 2Q17 Interest Income $ 82.9 $ 84.7 $ 87.1 $ 89.6 $ 99.4 Interest Expense 13.7 14.2 14.6 14.9 17.0 Net Interest Income $ 69.2 $ 70.4 $ 72.5 $ 74.8 $ 82.4 Noninterest Income 23.1 22.8 22.4 24.1 23.0 Total Revenue $ 92.4 $ 93.2 $ 94.9 $ 98.9 $ 105.4 Noninterest Expense 55.9 54.9 55.4 54.3 56.1 Pre-Tax Pre-Provision Earnings (1) $ 36.5 $ 38.3 $ 39.5 $ 44.5 $ 49.2 Provisions for Credit Losses 14.5 29.6 (5.2) 5.8 6.7 Pre-Tax Income $ 22.0 $ 8.7 $ 44.7 $ 38.8 $ 42.5 Income Taxes 7.2 2.1 15.7 12.6 13.6 Net Income $ 14.8 $ 6.6 $ 29.0 $ 26.1 $ 29.0

Energy Loans Detail

$ in millions

	2Q16	3Q16	4Q16	1Q17	2Q17
Outstanding Balance					
Exploration & Production	$ 502.4	$ 444.7	$ 371.9	$ 339.5	$ 322.5
Midstream	456.1	431.5	472.1	469.8	493.1
Energy Services	127.4	113.0	95.4	94.5	86.7
Total Energy Sector	$ 1,085.9	$ 989.3	$ 939.4	$ 903.9	$ 902.3
Percent to total outstanding loans	**15.2 %**	**13.7 %**	**12.6 %**	**11.9 %**	**11.7%**
Allocated Allowance for Credit Losses (ACL)					
Exploration & Production	$ 21.1	$ 20.6	$ 13.0	$ 19.2	$ 22.2
Midstream	2.5	2.6	5.9	5.8	2.2
Energy Services	6.8	8.7	5.7	6.0	4.0
Total Energy Sector	$ 30.4	$ 31.9	$ 24.6	$ 31.1	$ 28.4
ACL as a Percentage of Outstanding Balances					
Exploration & Production	4.2%	4.6%	3.5%	5.7%	6.9%
Midstream	0.6%	0.6%	1.3%	1.2%	0.4%
Energy Services	5.3%	7.7%	5.9%	6.4%	4.7%
Total Energy Sector	2.8%	3.2%	2.6%	3.4%	3.2%
Nonperforming Loans					
Exploration & Production	$ 130.9	$ 118.5	$ 95.5	$ 102.6	$ 77.1
Midstream	11.4	10.7	10.7	9.7	9.4
Energy Services	9.7	9.7	7.2	6.4	6.5
Total Energy Sector	$ 152.1	$ 138.9	$ 113.4	$ 118.6	$ 93.0
Energy NPLs/ Energy outstanding loans	**14.0 %**	**14.0 %**	**12.1 %**	**13.1 %**	**10.3 %**

Note: Figures may not total due to rounding.

25
Cadence Bank, N.A. Member FDIC

Allowance for Credit Losses Rollforward $ in thousands   2Q16 3Q16 4Q16 1Q17 2Q17             Allowance for credit losses at beginning of period $90,751 $87,147 $91,169 $82,268 $88,304             Charge-offs Commercial real estate - - - - - Commercial and industrial 17,877 25,455 3,036 310 2,551 Consumer 187 1,413 187 241 161 Small business 142 - 699 - 167 Total Charge-Offs $ 18,206 $ 26,868 $ 3,922 $ 551 $2,879 Recoveries           Commercial real estate 20 519 12 14 114 Commercial and industrial 22 675 118 532 363 Consumer 87 67 111 63 578 Small business 2 2 2 192 34 Total Recoveries $ 131 $ 1,263 $ 243 $ 801 $1,089 Net Charge-Offs $18,075 $25,605 $3,679 -$250 $1,790 Provision for credit losses:           Commercial real estate 392 (943) 372 438 2,591 Commercial and industrial 12,532 29,218 (6,629) 5,097 4,416 Consumer 86 1,300 65 211 (330) Small business 1,461 52 970 40 24 Total Provision for Credit Losses $14,471 $29,627 -$5,222 $5,786 $6,701             Allowance for credit losses at end of period $87,147 $91,169 $82,268 $88,304 $93,215 Note: Figures may not total due to rounding.

Non-GAAP Measures and Ratio Reconciliation $ in millions   2Q16 3Q16 4Q16 1Q17 2Q17 Efficiency ratio           Noninterest expenses (numerator) $ 55.9 $ 54.9 $ 55.4 $ 54.3 $ 56.1             Net interest income $ 69.2 $ 70.4 $ 72.5 $ 74.8 $ 82.4 Noninterest income $ 23.1 $ 22.8 $ 22.4 $ 24.1 $ 23.0 Operating revenue (denominator) $ 92.4 $ 93.2 $ 94.9 $ 98.9 $ 105.4             Efficiency ratio 60.5% 58.9% 58.4% 55.0% 53.3%             Adjusted noninterest expenses and operating revenue           Noninterest expense $ 55.9 $ 54.9 $ 55.4 $ 54.3 $ 56.1 Less: Branch closure expenses $ 0.1 $ 0.1 $ 0.0 $ 0.0 $ 0.0             Adjusted noninterest expenses $ 55.8 $ 54.8 $ 55.3 $ 54.3 $ 56.1             Net interest income $ 69.2 $ 70.4 $ 72.5 $ 74.8 $ 82.4 Noninterest income $ 23.1 $ 22.8 $ 22.4 $ 24.1 $ 23.0 Less: Securities gains (loss), net $ 1.0 $ 1.4 $ 1.3 $ 0.1 $ (0.2) Adjusted operating revenue $ 91.3 $ 91.8 $ 93.6 $ 98.8 $ 105.6             Pre-tax, pre-provision net earnings           Income before taxes $ 22.0 $ 8.7 $ 44.7 $ 38.8 $ 42.5 Plus: Provision for loan losses $ 14.5 $ 29.6 $ (5.2) $ 5.8 $ 6.7 Pre-tax, pre-provision net earnings $ 36.5 $ 38.3 $ 39.5 $ 44.5 $ 49.2 Note: Figures may not total due to rounding.

Non-GAAP Measures and Ratio Reconciliation, continued

$ in millions, unless otherwise indicated

	2Q16	3Q16	4Q16	1Q17	2Q17
Tangible common equity ratio					
Shareholders' equity	$ 1,116	$ 1,112	$ 1,080	$ 1,106	$ 1,304
Less: Goodwill and other intangible assets, net	$ (336)	$ (334)	$ (333)	$ (331)	$ (330)
Tangible common shareholders' equity	$ 780	$ 778	$ 748	$ 775	$ 974
Total assets	$ 9,222	$ 9,444	$ 9,531	$ 9,721	$ 9,812
Less: Goodwill and other intangible assets, net	$ (336)	$ (334)	$ (333)	$ (331)	$ (330)
Tangible assets	$ 8,886	$ 9,110	$ 9,198	$ 9,389	$ 9,481
Tangible common equity ratio	*8.8%*	*8.5%*	*8.1%*	*8.3%*	*10.3%*
Tangible book value per share					
Shareholders' equity	$ 1,116	$ 1,112	$ 1,080	$ 1,106	$ 1,304
Less: Goodwill and other intangible assets, net	(336)	(334)	(333)	(331)	(330)
Tangible common shareholders' equity	$ 780	$ 778	$ 748	$ 775	$ 974
Common shares issued (000s)	75,000	75,000	75,000	75,000	83,625
Tangible book value per share	*$ 10.40*	*$ 10.37*	*$ 9.97*	*$ 10.33*	*$ 11.64*
Return on average tangible common equity					
Average common equity	$ 1,092	$ 1,119	$ 1,094	$ 1,091	$ 1,251
Less: Average intangible assets	(337)	(335)	(334)	(332)	(331)
Average tangible common shareholders' equity	$ 755	$ 783	$ 761	$ 759	$ 920
Net income	$ 14.8	$ 6.6	$ 29.0	$ 26.1	$ 29.0
Return on average tangible common equity	*7.9%*	*3.4%*	*15.2%*	*14.0%*	*12.6%*

Note: Figures may not total due to rounding.

28

Cadence Bank, N.A. Member FDIC